UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(D) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2007

THQ INC.

(Exact name of registrant as specified in charter)

Delaware	0-18813	13-3541686
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

29903 Agoura Road
Agoura Hills,
California		91301
(Address of principal executive offices)		(Zip Code)

(818) 871-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.02  Results of Operations and Financial Condition

On February 2, 2007, THQ Inc. (“THQ” or the “Registrant”) issued a press release announcing its financial results for the third fiscal quarter of 2007.  A copy of the press release is attached hereto as Exhibit 99.1.

In addition to containing results determined in accordance with United States generally accepted accounting principles (“GAAP”), the earnings release attached as Exhibit 99.1 discloses the non-GAAP financial measures of operating income, certain expenses (including sales and marketing, product development, general and administrative), net income and net income per share for the third fiscal quarter of 2007, which exclude stock-based compensation and the payroll tax effects of our historical stock option grant practices investigation to allow for a better comparison of results in the third quarter of fiscal 2007 to those in the same prior year period that did not include FAS 123(R) stock-based compensation.  The non-GAAP financial measures included in the earnings release have been reconciled to the comparable GAAP results. The Registrant believes the non-GAAP measures that exclude stock-based compensation enhance the comparability of results against prior periods.  These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results.

Neither the information in this Form 8-K nor the information in the press release shall be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Section 9 – Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits

(c)                                  Exhibits

Exhibit Number	Description

99.1	Press Release dated February 2, 2007, relating to THQ’s financial results for the third fiscal quarter of 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, THQ has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

THQ INC.

	By:	/s/ Edward K. Zinser,
Date: February 2, 2007		Edward K. Zinser,
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press Release dated February 2, 2007, relating to THQ’s financial results for the third fiscal quarter of 2007.